UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2015 (April 2, 2015)

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Explanatory Note

VBI Vaccines Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend the Company’s Current Report on Form 8-K filed on April 6, 2015 (the “Original Form 8-K”). This Amendment is being filed solely for the purpose of filing as an exhibit to the Original Form 8-K the Collaboration and Option License Agreement dated as of April 2, 2015, by and between Variation Biotechnologies, Inc., a Canadian corporation (“VBI Cda”) and Sanofi Vaccines Technologies S.A.S. (the “Exhibit”). Except as provided in this Amendment, the Original Form 8-K remains without modification.

This Amendment should be read in conjunction with the Original Form 8-K and the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Except as stated herein, this Amendment does not reflect events occurring after the filing of the Original Form 8-K with the SEC and no attempt has been made in this Amendment to modify or update other disclosures as presented in the Original Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Collaboration and Option License Agreement, dated April 2, 2015, by and between VBI Cda and Sanofi Vaccines Technologies S.A.S. (portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC).*

__________________

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI VACCINES INC.

Date: April 29, 2015	By:	/s/ Jeff Baxter
Jeff Baxter Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Collaboration and Option License Agreement, dated April 2, 2015, by and between VBI Cda and Sanofi Vaccines Technologies S.A.S. (portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC).*

*Filed herewith